MEDIA CONTACT:    Maripat Sexton
                  713-507-3936

ANALYST CONTACT:  R. Dean Ayers
                  713-507-6852

                 NGC CORPORATION REPORTS FIRST QUARTER RESULTS

     HOUSTON (April 29, 1998) -- NGC Corporation (NYSE:NGL) reported net income for the quarter ended March 31, 1998, of $12.3 million, or $ 0.07 per share on a diluted basis, compared with $4.6 million, or $0.03 per share reported in the first quarter of 1997. Excluding certain charges in both periods as described below, NGC's net income for the first quarter of 1998 was $18.6 million, or $0.11 per share on a diluted basis, compared to $26.6 million or $0.16 per share in 1997.

     The 1998 first quarter results include previously announced severance charges of $9.6 million, $6.3 million after tax, or $0.04 per share, related principally to the restructuring of the Company's natural gas liquids business. The 1997 first quarter earnings included net charges totaling $22.0 million, $0.13 per share, primarily related to the Company's inventory positions in liquids and crude oil, and a reserve related to an investment in a gas storage project.

     Commenting on the results, NGC Chairman and Chief Executive Officer Chuck Watson said, "During this quarter we were pleased to see improvement in our gas marketing and liquids marketing operations, both in North America and the U.K. However, the fundamental improvements in these businesses were offset by an El Nino-influenced mild winter and lower natural gas liquids prices, the weakest in several years.

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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
2-2-2-2-2


     "We estimate that the deterioration in market prices impacted our operating margin by $25-30 million on a quarter-to-quarter basis." Watson, continued, "During the quarter, we began to see the benefits from the successful integration of the assets of Destec and Chevron into NGC and improved efficiency from the ongoing restructuring of our liquids operation. Management remains focused on delivering the highest returns possible to our shareholders."

     Watson added, "This year we expect to continue to strengthen our strategic commitment to our power generation business and to exploit the unique synergies between NGC's asset and commercial businesses. As new regional electric markets open, we believe that our approach to capturing market share by offering customers a full complement of energy products and services will build profitability for NGC along the entire value chain."

     "Also, our business processes and infrastructure systems have been scaled up and are now in line with the businesses of the larger organization that has resulted from our expansion as a company," said Watson.

     Consolidated operating margin for the first quarter increased to $97.0 million from the $67.3 million reported last year. The increase reflects improved results in natural gas and natural gas liquids marketing, the contribution from power generation as a result of the July 1997 acquisition of Destec Energy and improved results from the U.K., offset by lower results in the Company's gas processing business due to the precipitous drop in average natural gas liquids prices, experienced by industry.

NATURAL GAS AND POWER MARKETING SEGMENT

     The Marketing segment reported operating margin of $23.6 million, compared with the $19.5 million earnings reported a year ago, due to higher unit margins as a result of improved results in the Company's gas business, offset by a $2.4 million loss in the Company's electric power marketing business.

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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
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     NGC's U.S. gas sales volumes increased to 6.5 billion cubic feet per day
(Bcf/d) in the first quarter from 6.2 Bcf/d for the first quarter of 1997. In addition, during the first quarter of 1998 NGC sold 2.1 Bcf/d in Canada and 0.7 Bcf/d in the U.K.

     Electric Clearinghouse, Inc. (ECI), NGC's electric power marketing subsidiary, reported sales volumes for the quarter of 25.0 million megawatt hours, compared with 17.4 million megawatt hours sold in the first quarter of 1997.

POWER GENERATION

     The power generation segment contributed $16.7 million to pretax earnings during the first quarter, $9.5 million of which is included in operating margin. The Company also reported $7.2 million in equity in earnings from unconsolidated affiliates from power generation.

NATURAL GAS LIQUIDS, CRUDE OIL AND GAS TRANSMISSION

     For the first quarter, liquids contributed $55.5 million to consolidated operating margin, compared with $45.7 million in last year's first quarter. Excluding the charges mentioned above, the liquids segment reported $69.0 million in operating margin for the first quarter of 1997. The decline is due to the impact of lower natural gas liquids prices on the Company's gas processing business mitigated, in part, by more aggressive management of inventories which contributed to much improved results in the natural gas liquids marketing business.

     Natural gas processing volumes averaged 127.5 thousand barrels per day (Bbls/d) gross during the first quarter of 1998 compared with 128.6 thousand Bbls/d during the first quarter of 1997. Crude oil marketing volumes increased to 195.2 thousand barrels per day from 151.9 thousand Bbls/d in the first quarter of 1997.

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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
4-4-4-4-4

Global

     The Company's global segment reported operating margin of $8.3 million compared to $2.1 million due primarily to its expanding gas marketing activities in the U.K. Prior to 1997, NGC's activities in the U.K. were conducted principally through Accord Energy Limited, a joint venture with British Gas. Concurrent with the restructuring of Accord in the first quarter of 1997, NGC began commercial operations in the U.K. through a wholly owned subsidiary, NGC U.K., Ltd. This quarter's results reflect the earnings of this subsidiary in operating margin as well as equity earnings of $4.5 million from NGC's restructured interest in Accord.

OTHER

     Consolidated operating income for the first quarter of 1998 was $19.2 million, compared to $15.8 million reported in the first quarter of 1997. The increase is principally a result of the increased operating margin discussed above, offset by higher general and administrative and depreciation expenses and the $9.6 million severance charge. The increase in general and administrative expenses is primarily related to the start-up of NGC's wholly owned operations in Canada and the U.K. and the Company's acquisition of Destec Energy in June 1997.

     Equity in earnings of unconsolidated affiliates increased to $15.8 million in the first quarter from $13.4 million in the first quarter of 1997, due primarily to the contribution from Destec Energy, offset somewhat by a lower contribution from Accord.

     Interest expense increased from $14.6 million to $16 million primarily as a result of higher debt balances associated with the Destec acquisition. Also, in the second quarter 1997, the company issued $200 million of preferred securities. Dividends on these securities for the first quarter of 1998 totaled $4.2 million.

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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
5-5-5-5-5
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     NGC Corporation is one of the country's leading marketers of energy products and services. Its leadership position in gathering, processing, independent power generation, transportation and marketing of energy commodities enables the Company to offer integrated energy solutions to customers in North America and the United Kingdom. Working with strategic business partners, the Company seeks to expand these services as marketing opportunities present themselves in North America and selected countries worldwide.

     More information on NGC Corporation is accessible at:
http://www.ngccorp.com/




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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
6-6-6-6-6

                                NGC CORPORATION
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                              THREE MONTHS ENDED
                                                   MARCH 31,
                                      --------------------------------
                                          1998                  1997
                                      ----------             ---------
Operating Revenues                    $3,315,569            $3,272,080
Cost of Sales                          3,218,580             3,204,733
                                      ----------             ---------
OPERATING MARGIN                          96,989                67,347
Depreciation                              25,532                23,348
General and Administrative
  Expenses                                42,606                28,199
Severance Charge                           9,644                     -
                                      ----------             ---------
OPERATING INCOME                          19,207                15,800

Interest Expense                         (16,005)              (14,624)
Equity in Earnings of
  Unconsolidated Affiliates               15,755                13,386
Minority Interest in Income
 of Subsidiary/1/                         (4,158)                    -
Other Income and
 (Deductions), Net                         1,612              (10,133)
                                      ----------             ---------

INCOME BEFORE INCOME TAXES
                                          16,411                 4,429

Provision for (Benefit of)
 Income Taxes                              4,072                  (185)
                                      ----------             ---------

NET INCOME                            $   12,339            $    4,614
                                      ==========             =========

Basic Earnings Per Share of
 Common Stock                         $     0.08            $     0.03
                                      ==========             =========
Diluted Earnings Per
  Share of Common Stock               $     0.07            $     0.03
                                      ==========             =========

Basic Shares Outstanding                 151,533               150,176
                                      ==========             =========
Diluted Shares Outstanding               166,282               167,812
                                      ==========             =========


NGC CORPORATION REPORTS FIRST QUARTER RESULTS
7-7-7-7-7

______________________
/1/ Represents distributions related to $200 million of 8.316% Company Obligated Preferred Securities sold by the Company in the second quarter of 1997.

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                                NGC CORPORATION
                     UNAUDITED OPERATING MARGIN BY SEGMENT
                                 (IN THOUSANDS)



                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    1998          1997

Natural Gas Marketing                              $26,053      $ 17,605
Electric Power Marketing                            (2,435)        1,923
                                                   -------       -------
                                                    23,618        19,528
Power Generation                                     9,515             -

Natural Gas Liquids, Crude Oil and
     Gas Transmission Segment:

    Natural Gas Processing
        Field Plants                                22,616        49,327
     Natural Gas Processing
        Straddle Plants                              5,180         3,622
     Fractionation                                   7,252         6,082
     Natural Gas Liquids Marketing                  13,718       (16,335)
     Crude Oil Marketing                             2,709          (999)
     Natural Gas Gathering and
        Transmission                                 4,056         4,154
     Other                                               -          (178)
                                                   -------       -------
                                                    55,531        45,673
Global:
    Gas Sales                                        6,092           350
     LPG Sales                                       2,233         1,797
                                                   -------       -------
                                                     8,325         2,147

TOTAL OPERATING MARGIN                             $96,989       $67,348
                                                   =======       =======
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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
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8-8-8-8-8

                                NGC CORPORATION
                             VOLUMETRIC INFORMATION



                                                THREE MONTHS ENDED
                                                      MARCH 31,
                                              -----------------------
                                               1998             1997
                                              ---------     ---------
Natural Gas Sales (Bcf/d):
   U.S./1/                                      6.5              6.2
   Canada/2/                                    2.1                -


Electric Power Marketing:
   Million Megawatt hours sold                 25.0             17.4

Power Generation:
   Million Megawatt Hours Generated
          Gross                                 3.3                -
          Net                                   2.1                -


Natural Gas Liquids Processed:
   Thousand Bbls/d
      Field Plants                             86.7             80.3
      Straddle Plants                          40.8             48.3


Natural Gas Liquids Sold:
   Thousand Bbls/d                            431.7            424.2


Fractionation Volumes:
   Thousand Bbls/d                            159.4            149.6

Gas Gathering and Transmission (Bcf/d)          0.4              0.3

Crude Oil Volumes:
   Thousand Bbls/d                            195.2            151.9

Global Sales:
   LPG Sales (MMBbls)                           5.4              3.9
   Gas Sales (Bcf/d) 3                          0.7              0.1


1. Includes 0.2 Bcf/d in inter-affiliate gas sales for the quarter ended March 31, 1997.
2. Represents volumes sold by NGC Canada, Inc. beginning April 1, 1997. Volumes sold by NCL prior to April 1, 1997 are not comparable.
3.  Represents volumes sold by NGC UK. Ltd. Beginning March 1997.

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NGC CORPORATION REPORTS FIRST QUARTER RESULTS
9-9-9-9-9

                                NGC CORPORATION
     UNAUDITED SCHEDULE OF EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES
                                 (IN THOUSANDS)


                                             THREE MONTHS ENDED
                                                  MARCH 31,
                                         --------------------------
                                            1998            1997
                                         ----------      ----------
Accord Energy Limited                       $ 4,500        $  9,000
Gulf Coast Fractionators                      1,189           1,373
West Texas Pipeline                           1,717           1,540
Venice Energy Services                        1,763           2,691
Waskom Gas Processing                           418               -
Destec equity investments                     7,154               -
Other, net                                     (986)         (1,218)
                                          ---------         -------
                                            $15,755         $13,386
                                          =========         =======


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